NETWORK PRODUCTS PURCHASE AGREEMENT

Northern Telecom Inc., a Delaware corporation having offices at 2350 Lakeside Blvd., Richardson, Texas 75082-4399 ("Nortel") and Startec Global Communications Corporation, a Maryland corporation, having its principal offices and place of business at 10411 Motor City Drive Suite 301, Bethesda, MD 20817 ("Buyer") agree as follows:

1.        SCOPE

          1.1 Certain terms used in this Agreement shall be defined as set forth in Exhibit A.

          1.2 The terms and conditions of this Agreement shall apply to the purchase by Buyer and the sale by Nortel of Equipment and Services and the licensing of Software furnished in connection with such Equipment. The terms and conditions contained in a Product Attachment shall modify and/or supplement the other terms and conditions of this Agreement, only with respect to the Product Line and Services described in the Product Attachment.

          1.3 All Products. and Services obtained by Buyer pursuant to this Agreement shall be obtained by Buyer solely for initial use by Buyer in its internal business to provide services available through its networks, and not as stock in trade or inventory which is intended for resale by Buyer to any third party as new and unused material. All such Products shall be installed in the United States.

2.        TERM

          2.1 This Agreement shall be in effect during the period that any Product Attachment is in effect. Each Product Attachment shall be in effect during its Product Attachment Term. This Agreement or any part thereof may be terminated in accordance with the express provisions of this Agreement concerning termination or by written agreement of the parties.

          2.2 The termination of this Agreement or any part thereof shall not affect the obligations of either party thereunder which have not been fully performed with respect to any accepted Order, unless such Order is expressly terminated in accordance with this Agreement or by written agreement of the parties.

3.        ORDERING

          All purchases pursuant to this Agreement shall be made by means of Orders issued from time to time by Buyer and accepted by Nortel in writing within fifteen (15) days. Otherwise, any such Order shall be deemed to be void. All


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          Orders shall  reference  this  Agreement  and the  applicable  Product
          Attachment and shall be governed solely by the terms and conditions set forth herein as modified and/or supplemented pursuant to Section
          1.2 by the terms and conditions of any applicable Product Attachments.

4.      PRICES

          4.1 The prices, charges, and fees applicable to Orders shall be set forth in the appropriate Product Attachments and may be revised in accordance with the provisions stated therein. Buyer shall pay transportation charges, including insurance, in accordance with the applicable Product Attachment.

          4.2 Until the total of all prices, charges and fees for Products and related Services furnished hereunder shall have been paid to Nortel, Buyer shall cooperate with Nortel in perfecting Nortel's purchase money security interest in such Products and Buyer shall promptly execute all documents and take all actions required by Nortel in connection therewith. Buyer shall not sell, lease or otherwise transfer such Products or any portion thereof or allow any liens or encumbrances to attach to such Products or any portion thereof prior to payment in full to Nortel of the total of all such prices, charges, and fees.

5.        TERMS OF PAYMENT

          5.1 The amounts payable for Products and/or Services may be invoiced by Nortel to Buyer in accordance with the applicable Product Attachments. All amounts payable and properly invoiced pursuant to this Agreement shall be paid by Buyer to Nortel within thirty (30) days from the date of Nortel's invoice in accordance with the payment instructions contained in such invoice.

          5.2 Overdue payments, excluding those which are the subject of a good faith dispute, shall be subject to interest charges, calculated daily commencing on the 31st day after the date of the invoice, at one and one half percent (1- 1/2%) per month or such lesser rate as may be the maximum permissible rate under applicable law.

6.        TAXES

          Buyer shall at Nortel's direction promptly pay to Nortel or pay directly to the applicable government or taxing authority, if requested by Nortel, all taxes and charges, including, without limitation, penalties and interest, which may be imposed by any federal, state, or local governmental or taxing authority arising hereunder, such as, but not limited to all such taxes and charges relating to the (degree) purchase, license, ownership, possession, use, operation and/or relocation of any


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          Equipment,  Software, or Services furnished by Seller pursuant to this
          Agreement, excluding, however, all taxes computed upon the net income of Nortel. Buyer's obligations pursuant to this Section 6 shall survive any termination of this Agreement.

7.        RISK OF LOSS, TITLE

          7.1 Risk of loss or dam. age to Products shall pass to Buyer upon delivery to the loading dock at the installation site or other delivery location specified by Buyer in its Order, and Buyer shall keep such Products fully insured for the total amount then due Nortel for such Products.

          7.2 Good title to Equipment furnished hereunder which shall be free and clear of all liens and encumbrances shall vest in Buyer upon full payment by Buyer of the total prices, charges and fees payable by Buyer for such Equipment and any related Software or Services furnished by Nortel in connection with such Equipment.

          7.3 Buyer shall receive a license to use Software subject to the terms set forth in Exhibit B.

8.        TESTING, TURNOVER AND ACCEPTANCE

          8.1 If Nortel installs any Products furnished hereunder, the rights and obligations of the parties with respect to testing, turnover and acceptance of such Products shall be as set forth in the applicable Product Attachment.

          8.2 If Nortel does not install Products furnished hereunder, Nortel shall prior to delivery of the Products perform such factory tests as Nortel determines to be appropriate in order to confirm that such Products shall be in accordance with the applicable Specifications. Buyer shall be deemed to have accepted the Products upon completion of such tests.

          8.3 In the event that Buyer places Products into revenue-generating service, such Products shall be deemed to have been accepted by Buyer without limitation or restriction.

9.        DISCLAIMERS OF WARRANTIES AND REMEDIES

          THE WARRANTIES AND REMEDIES SET FORTH IN EXHIBIT D AND IN ANY PRODUCT ATTACHMENT CONSTITUTE THE ONLY WARRANTIES OF NORTEL WITH RESPECT TO THE PRODUCTS AND SERVICES AND BUYER'S EXCLUSIVE REMEDIES IN THE EVENT SUCH WARRANTIES ARE BREACHED. THEY ARE IN LIEU OF ALL OTHER WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, INCLUDING,


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          WITHOUT  LIMITATION ANY WARRANTY OF  MERCHANTABILITY  OR FITNESS FOR A
          PARTICULAR PURPOSE. NORTEL SHALL NOT BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE WHATSOEVER, BEFORE OR AFTER THE PLACING OF ANY PRODUCT INTO SERVICE.

10.       LIABILITY FOR BODILY INJURY, PROPERTY DAMAGE AND PATENT
          INFRINGEMENT

          10.1 A party hereto shall defend the other party against any suit, claim, or proceeding brought against the other party for direct damages due to bodily injuries (including death) or damage to tangible property which allegedly result from the negligence or willful misconduct of the defending party in the performance of this Agreement. The defending party shall pay all litigation costs, reasonable attorney's fees, settlement payments and such direct damages awarded or resulting from any such suit, claim or proceeding.

          10.2 Nortel shall defend Buyer against any suit, claim or proceeding brought against Buyer alleging that any Products, excluding Vendor Items, furnished hereunder infringe any United States patent. Nortel shall pay all litigation costs, reasonable attorney's fees, settlement payments and any damages awarded or resulting from any such suit, claim or proceeding. With respect to Vendor Items, Nortel shall assign any rights with respect to infringement of US patents granted to Nortel by the supplier of such Vendor Items to the extent of Nortel's right to do so.

          10.3     The party  entitled to defense  pursuant  to Section  10.1 or
                   10.2 shall promptly advise the party required to provide such defense of the applicable suit, claim, or proceeding and shall cooperate with such party in the defense or settlement thereof. The party required to provide such defense shall have sole control of the defense of the applicable suit, claim, or proceeding and of all negotiations for its settlement or compromise.

          10.4 If an injunction is obtained against Buyer's use of any Products as a result of any suit, claim, or proceeding described in Section 10.2, Nortel shall at Nortel's option use its reasonable efforts to either:

                  10.4.1 procure for Buyer the right to continue using the portions of the Products enjoined from use; or

                  10.4.2 replace or modify the same with equivalent or better Products so that Buyer's use is not subject to any such injunction.

          10.5 If Nortel cannot perform under Section 10.4.1 or 10.4.2, Buyer shall have the right to return the infringing Products to Nortel upon written notice to


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                   Nortel, and in the event of such return,  neither party shall have any further liabilities or obligations under this Agreement on account of such infringement or return, except Nortel shall refund the depreciated value of such Products carried on Buyer's books at the time of such return, less any outstanding monies due Nortel hereunder.

          10.6 The obligations of Nortel hereunder with respect to any suit, claim, or proceeding described in Section 10.2 shall not apply with respect to Products which are (a) manufactured or supplied by Nortel in accordance with any design or any special instruction furnished by Buyer, (b) used by Buyer in a manner or for a purpose not contemplated by this Agreement,
                   (c) located by Buyer outside the United States, or (d)used by Buyer in combination with other products not provided by Nortel, including, without limitation, any software developed solely by Buyer through the permitted use of Products furnished hereunder, provided the infringement arises from such combination or the use thereof. Buyer shall indemnify and hold Nortel harmless against any loss, cost, expense, damage, settlement or other liability, including, but not limited to, attorneys' fees, which may be incurred by Nortel with respect to any suit, claim, or proceeding described in this Section 10.6.

          10.7 Notwithstanding the above, Nortel shall have no obligation or liability with regard to any patent infringement suit, claim, or proceeding that may be made or brought against Buyer (i) alleging that method of use claims in such patent are infringed by any service offering and/or by any use by Buyer of Products furnished hereunder to make such service offering available or (ii) resulting in a settlement payment, or award of damages, or accounting of profits, where such settlement, award, or accounting is based on the revenues or profits earned or other value obtained by Buyer from its use of such Products and/or is based on the lost revenues or profits of third parties arising from Buyer's use of such Products.

          10.8 If Nortel determines that any Products are or may become the subject of a suit, claim, or proceeding as described in
                   Section 10.7, Nortel may provide Buyer with notice to that effect. Nortel shall have no liability to Buyer pursuant to
                   Section 10.2, 10.4, or 10.5 with respect to Buyer's use of such Products which occurs subsequent to such notice. In addition to its obligations pursuant to Section 10.3, if Buyer becomes aware that any Products may become the subject of any such suit, claim, or proceeding before receiving any such notice from Nortel, Buyer shall provide Nortel with notice to that effect.

          10.9 After receipt of notice from Nortel pursuant to Section 10.8, Buyer shall have the option to return to Nortel the applicable Products identified in such notice and Nortel shall refund the depreciated value (as carried on the books of Buyer) of the returned Products to Buyer as more fully set




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                   forth in Section 10.5.

          10.10 The provisions of Sections 10.2 through 10.9 state the entire liability of Nortel and its suppliers and the exclusive remedy of Buyer with respect to any suits, claims, or proceedings of the nature described in Section 10.2.

          10.11 Each party's respective obligations pursuant to this Section shall survive any termination of this Agreement.

11.       REMEDIES AND LIMITATION OF LIABILITY

          11.1 Nortel shall have the right to suspend its performance by written notice to Buyer and forthwith remove and take possession of all Products that shall have been delivered to Buyer, if, prior to payment to Nortel of any amounts due pursuant to this Agreement with respect to such Products, Buyer shall (a) become insolvent or bankrupt or cease, be unable, or admit in writing its inability, to pay all debts as they mature, or make a general assignment for the benefit of, or enter into any arrangement with, creditors, (b) authorize, apply for, or consent to the appointment of, a receiver, trustee, or liquidator of all or a substantial part of its assets or have proceedings seeking such appointment commenced against it which are not terminated within ninety
                   (90) days of such commencement, or (c) file a voluntary petition under any bankruptcy or insolvency law or under the reorganization or arrangement provisions of the United States Bankruptcy Code or any similar law of any jurisdiction or have proceedings under any such law instituted against it which are not terminated within ninety (90) days of such commencement.

          11.2 In the event of any material breach of this Agreement which shall continue for thirty (30) or more days after written notice of such breach (including a reasonably detailed statement of the nature of such breach) shall have been given to the breaching party by the aggrieved party, the aggrieved party shall be entitled at its option to avail itself of any and all remedies available at law or equity, except as otherwise provided in this Agreement.

          11.3 Nothing contained in Section 11.2 or elsewhere in this Agreement shall make Nortel liable for any incidental, indirect, consequential or special damages of any nature whatsoever for any breach of this Agreement whether the claims for such damages arise in tort, contract, or otherwise, or shall increase the liability of Nortel under
                   Section 9 or 10 or Exhibit D beyond that prescribed therein.

          11.4 Nortel shall not be liable for any additional costs, expenses, losses or damages resulting from errors, acts or omissions of Buyer, including, but not limited to, inaccuracy, incompleteness or untimeliness in the provision


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                   of information by Buyer to Nortel or fulfillment by  Buyer of any of its obligations under this Agreement. Buyer shall pay Nortel the amount of any such costs, expenses, losses or damage incurred by Nortel.

          11.5 Any action for breach of this Agreement or to enforce any right hereunder shall be commenced within two (2) years after the cause of action accrues or it shall be deemed waived and barred, except any action for nonpayment by Buyer of any prices, charges, or fees payable here. under may be brought by Nortel at any time permitted by applicable law.

          11.6 The limitations on Nortel's liability and other obligations set forth in Sections 9, 10, and 11 shall survive any termination of this Agreement.

12.       FORCE MAJEURE

          If the performance by a party of any of its obligations under this Agreement shall be interfered with by reason of any circumstances beyond the reasonable control of that party, including without limitation, unavailability of supplies or sources of energy, power failure, breakdown of machinery, or labor difficulties, including without limitation, strikes, slowdowns, picketing or boycotts, then that party shall be excused from such performance for a period equal to the delay resulting from the applicable circumstances and such additional period as may be reasonably necessary to allow that party to resume its performance. With respect to labor difficulties as described above, a party shall not be obligated to accede to any demands being made by employees or other personnel.

13.       CONFIDENTIAL INFORMATION

          13.1 Each party which receives the other party's Confidential Information shall use reasonable care to hold such Confidential Information in confidence and not disclose such Confidential Information to anyone other than to its employees and employees of its affiliates with a need to know. A party that receives the other party's Confidential
                   Information shall not reproduce .such Confidential Information, except to the extent reasonably required for the performance of its obligations pursuant to this Agreement and in connection with any permitted use of such Confidential Information.

          13.2 Buyer shall take reasonable care to use Nortel's Confidential Information only for study, operating, or maintenance purposes in connection with Buyer's use of Products furnished by Nortel pursuant to this Agreement.

          13.3 Nortel shall take reasonable care to use Buyer's Confidential Information only to perform Nortel's obligations to provide Products and/or Services to Buyer, provided Nortel may use any of Buyer's Confidential Information for the development, manufacture, marketing and


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                   maintenance of new products  and/or  services and/or  changes or modifications to the existing Products and/or Services, which Nortel may, in either case, provide to third parties without restriction.

          13.4 The obligations of either party pursuant to this Section 13 shall not extend to any Confidential Information which recipient can demonstrate through written documentation was already known to the recipient prior to its disclosure to the recipient, was known or generally available to the public at the time of disclosure' to the recipient, becomes known or generally available to the public (other than by act of the recipient) subsequent to its disclosure to the recipient, is disclosed or made available in writing to the recipient by a third party having a bona fide right to do so, or is required to be disclosed by process of law, provided that the recipient shall notify the disclosing party promptly upon any request or demand for such disclosure.

          13.5 The parties' obligations pursuant to this Section 13 shall survive any termination of this Agreement.

14.       BUYER'S RESPONSIBILITIES

          14.1 All sites at which the Products shall be delivered or installed shall be prepared by Buyer in accordance with Nortel's standards, including, without limitation, environmental requirements.

          14.2 Buyer shall provide Nortel-designated personnel access to the Products during the times deemed necessary by Nortel to install, maintain and service the Products in accordance with Nortel's obligations. Nortel personnel shall comply with Buyer's reasonable site and security regulations, provided Nortel receives written notice of any such regulations reasonably in advance of the arrival of Nortel's personnel at the site.

          14.3 Buyer shall provide reasonable working space and facilities, including heat, light, ventilation, telephones, electrical current, trash removal and other necessary utilities for use by Nortel-designated maintenance personnel, and adequate secure storage space, if required by Nortel, for Products and materials. Buyer shall also provide adequate security for the Products while on Buyer's site.

          14.4 Buyer shall obtain all necessary governmental permits applicable to Buyer in connection with the installation, operation, and maintenance of Products furnished hereunder, excluding any applicable permits required in the normal course of Nortel's doing business.

          14.5 Any information which Nortel reasonably requests from Buyer and which


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                   is necessary for Nortel to properly  install or maintain  the
                   Products shall be provided by Buyer to Nortel in a timely fashion and in a form reasonably specified by Nortel.

15.       HAZARDOUS MATERIALS

          15.1 Prior to issuing any Order for Services to be performed at Buyer's facilities, Buyer shall identify and notify Nortel in writing of the existence of all Hazardous Materials which Nortel may encounter during the performance of such Services, including, without limitation, any Hazardous Materials contained within any equipment to be removed by Nortel.

          15.2     If Buyer breaches its  obligations  pursuant to Section 15.1,
                   (a) Nortel may discontinue the performance of the appropriate Services until all the applicable Hazardous Materials have been removed or abated to Nortel's satisfaction by Buyer at Buyer's sole expense, and (b) Buyer shall defend, indemnify and hold Nortel harmless from any and all damages, claims, losses, liabilities and expenses, including, without limitation, attorneys' fees, which arise out of Buyer's breach of such obligations. Buyer's obligations pursuant to this Section 15.2 shall survive any termination of this Agreement.

16.      SUBCONTRACTING

         Nortel may subcontract any of its obligations under this Agreement, but no such subcontract shall relieve Nortel of primary responsibility for performance of its obligations.

17.      REGULATORY COMPLIANCE

         In the event of any change in the Specifications or Nortel's manufacturing or delivery processes for any Products as a result of the imposition of requirements by any government, Nortel may upon notice to Buyer, increase its prices, charges and fees to cover the added costs and expenses directly and indirectly incurred by Nortel as a result of such change.

18.       GENERAL

          18.1 If any of the provisions of this Agreement shall be invalid or unenforceable under applicable law and a party deems such provisions to be material, that party may terminate this Agreement upon notice to the other .party. Otherwise, such invalidity or unenforceability shall not invalidate or render this Agreement unenforceable, but this Agreement shall be construed as if not containing the particular invalid or


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                   unenforceable  provision and the rights  and  obligations  of the parties shall be construed and enforced accordingly.

          18.2 A party shall not release without the prior written approval of the other party any advertising or other publicity relating to this Agreement wherein such other party may reasonably be identified. In addition each party shall take reasonable precautions to keep the existence and the contents of this Agreement confidential so long as this Agreement remains in effect and for a period of three (3) years thereafter, except as may be reasonably required to enforce this Agreement or by law.

          18.3 The construction, interpretation and performance of this Agreement shall be governed by the laws of the State of North Carolina, except for its rules with respect to the conflict of laws.

          18.4 Neither party may assign or transfer this Agreement or any of its rights hereunder without the prior written consent of the other party, such consent not to be unreasonably withheld, except Buyer's consent shall not be required for any assignment or transfer by Nortel (a) to any Affiliate of all or any part of this Agreement or of Nortel's rights hereunder, or (b) to any third party of Nortel's right to receive any monies which may become due to Nortel pursuant to this Agreement.

          18.5     Notices and other communications.

                   18.5.1 Notices and other communications shall be transmitted in writing by certified United States Mail, postage prepaid, return receipt requested, by guaranteed overnight delivery, or by facsimile addressed to the parties as follows:

          To Buyer:       Startec
                          Global Communications Corp.
                          10411 Motor City Drive,
                          Suite 301
                          Bethesda, MD 20817
                          Attention: Mr. Gustavo Pereira
                          Facsimile: (301) 365-8939

          To Nortel:      Northern Telecom Inc.
                          2350 Lakeside Blvd.
                          Richardson, Texas 75082-4399
                          Attention: Vice President Carrier Networks
                          Facsimile: (972) 685-8845

          In addition, notices submitted by Buyer to Nortel specific to any Product Attachment shall be delivered to the address stated in the applicable Product Attachment along with a copy submitted to Nortel at the address stated above.


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                   Any notice or  communication  sent under this Agreement shall be deemed  given upon  receipt,  as  evidenced  by the United
                   States Postal Service return receipt Mail if given by certified United States Mail, on the following business day
                   if  sent  by  guaranteed   overnight  delivery,   or  on  the
                   transmission date if given by facsimile during the receiving party's normal business hours.

                   The address information listed for a party in this Section or any Product Attachment may be changed from time to time by that party by giving notice to the other as provided above.

          18.6 In the event of a conflict between the provisions of this Agreement which are not contained in a Product Attachment and the provisions of a Product Attachment, the provisions of the Product Attachment shall prevail with respect to the Product Line and Services described in that Product Attachment.

          18.7 All headings used herein are for index and reference purposes only, and shall not be given any substantive effect. This Agreement .has been created jointly by the parties, and no rule of construction requiring interpretation against the drafter of this Agreement shall apply in its interpretation.

          18.8     Buyer  shall not  export any  technical  data  received  from
                   Nortel  pursuant  to this  Agreement,  or  release  any  such technical data with the knowledge or intent that such technical data will be exported or transmitted to any country or to foreign nationals of any country, except in accordance with applicable US law concerning the exporting of such technical data. Buyer shall obtain all authorizations from the US government in accordance with applicable law prior to exporting or transmitting any such technical data as described above.

          18.9 Any changes to this Agreement may only be effected if agreed upon in writing by duly authorized representatives of the parties hereto. No agency, partnership, joint venture, or other similar business relationship shall be or is created by this Agreement.

          18.10    This  Agreement,   including  all  Product   Attachments  and
                   Exhibits constitutes the entire agreement of the parties with respect to the subject matter hereof.

                      NORTHERN TELECOM INC. STARTEC GLOBAL
                              COMMUNICATIONS CORP.

                                   (Signature)

                      NORTHERN TELECOM INC. STARTEC GLOBAL
                              COMMUNICATIONS CORP.

Name:                               Name:
               (Print)                           (Print)

 Title:                                                 Title:
  Date:                                                  Date:

                                    EXHIBIT A

DEFINITIONS

As used in the Agreement (as defined below), the following initially capitalized terms shall have the following meanings:

"Affiliate" shall mean Nortel's parent corporation, Northern Telecom Limited and any corporation controlled directly or indirectly by Northern Telecom Limited through the ownership or control of shares or other securities in such corporation.

"Agreement" shall mean the Agreement to which this Exhibit is attached, and all Exhibits and Product Attachments.

"Confidential  Information"  shall  mean  all  information,  including,  without limitation, specifications, drawings, documentation, know-how and pricing information, of every kind or description which may be disclosed by either party or an Affiliate to the other party in connection with this Agreement, provided the disclosing party shall clearly mark any such information which is disclosed in writing as the confidential property of the disclosing party and the disclosing party shall identify the confidential nature of any such information which it orally discloses at the time of such disclosure and shall provide a written summary of the orally disclosed information to the recipient within fifteen (15) days of such disclosure.

"Equipment" shall mean the hardware listed or otherwise identified in, or pursuant to, any Product Attachment.

"Exhibits" shall mean Exhibits A, B, C, and D attached hereto, and any additional Exhibits which Nortel and Buyer subsequently agree in writing shall be incorporated into, and made a part of the Agreement by reference.

"Hazardous Materials" shall mean any pollutants or dangerous, toxic or hazardous substances (including, without limitation, asbestos) as defined in, or pursuant to, the OSHA Hazard Communication Standard (29 CFR Part 1910, Subpart Z), the Resource Conservation and Recovery Act of 1976 (42 USC Section 6901, et seq.), the Toxic Substances Control Act (15 USC Section 2601, et seq.), the Comprehensive Environmental Response Compensation and Liability Act (42 USC
Section 9601, et seq.), and any other federal, state or local environmental law, ordinance, rule or regulation.

"Order" shall mean a written purchase order issued by Buyer to Nortel. Each Order shall specify on the face of the Order the types and quantities of Products and/or Services to be furnished by Nortel pursuant to the Order, the applicable prices, charges and/or fees with respect to such Products and/or Services,

Buyer's facility to which the Products are to be delivered, the delivery and/or completion schedule, and any other information which may be required to be included in an Order in accordance with the provisions of this Agreement.

"Product Attachments" shall mean any Product Attachments which the parties' agree in writing shall be incorporated into, and made a part of, this Agreement.

"Product Attachment Term" shall mean the period specified in a Product Attachment during which that Product Attachment shall be in effect.

"Product Line" shall mean the Products described in and which may be furnished pursuant to a specific Product Attachment.

"Products" shall mean any Equipment and/or Software which may be provided under this Agreement.

"Services" shall mean all services listed or otherwise identified in, or pursuant to, any Product Attachment which may be purchased from or provided by Nortel and which are associated with the Product Line described in that Product Attachment.

"Software"  shall mean (a) programs in  machine-readable  code or firmware which
(i) are owned by, or licensed to, Nortel or any of its Affiliates, (ii) reside in Equipment memories, tapes, disks or other media, and (iii) provide basic logic operating instructions and user-related application instructions, and (b) documentation associated with any such programs which may be furnished by Nortel to Buyer from time to time.

"Specifications" shall mean, with respect to any Product Line, the specifications identified in the applicable Product Attachment, provided Nortel shall have the right at its sole discretion to modify, change or amend such specifications at any time.

"Third Party Software Vendor" shall mean any supplier of programs contained in the Software which is not an Affiliate.

"Vendor Items" shall mean, with respect to a Product Line, those portions of the Product which are identified in the applicable Product Attachment as Vendor Items.

"Warranty Period" shall mean, with respect to a Product Line, the Warranty Period specified in the applicable Product Attachment.

                                    EXHIBIT B

SOFTWARE LICENSE

1. Buyer acknowledges that the Software may contain programs which have been supplied by, and are proprietary to, Third Party Software Vendors. In addition to the terms and conditions herein, Buyer shall abide by any additional terms and conditions provided by Nortel to Buyer with respect to any Software provided' by any Third Party Software Vendor.

2. Upon Buyer's payment to Nortel of the applicable fees with respect to any Software furnished to Buyer pursuant to this Agreement, Buyer shall be granted a personal, non-exclusive, paid-up license to use the version of the Software furnished to Buyer only in conjunction with Buyer's use of the Equipment with respect to which such Software was furnished for the life of that Equipment as it may be repaired or modified. Buyer shall be granted no title or ownership rights to the Software, which rights shall remain in Nortel or its suppliers.

3. As a condition precedent to this license and to the supply of Software by Nortel pursuant to the Agreement, Nortel requires Buyer to give proper assurances to Nortel for the protection of the Software. Accordingly, all Software supplied by Nortel under or in implementation of the Agreement shall be treated by Buyer as the exclusive property, and as proprietary and a TRADE SECRET, of Nortel and/or its suppliers, as appropriate, and Buyer shall: a) hold the Software, including, without limitation, any methods or concepts utilized therein in confidence for the benefit of Nortel and/or its suppliers, as appropriate; b) not provide or make the Software available to any person except to its employees on a 'need to know' basis; c)not reproduce, copy, or modify the Software in whole or in part except as authorized by Nortel; d)not attempt to decompile, reverse engineer, disassemble, reverse translate, or in any other manner decode the Software; e) issue adequate instructions to all persons, and take all actions reasonably necessary to satisfy Buyer's obligations under this license; and f) forthwith return to Nortel, or with Nortel's consent destroy, any magnetic tape, disc, semiconductor device or other memory device or system and/or documentation or other material, including, but not limited to all printed material furnished by Nortel to Buyer which shall be replaced, modified or updated.

4. The obligations of Buyer hereunder shall not extend to any information or data relating to the Software which is now available to the general public or becomes available by reason of acts or failures to act not attributable to Buyer.

5. Buyer shall not assign this license or sublicense any rights herein granted ' to any other party without Nortel's prior written consent.

6. Buyer shall indemnify and hold Nortel and its suppliers, as appropriate, harmless from any loss or damage resulting from a breach of this Exhibit B. The obligations of Buyer under this Exhibit B shall survive the termination of the Agreement and shall continue if the Software is removed from service.

                                    EXHIBIT C

STORAGE

If Buyer notifies Nortel prior to the scheduled shipment date of Products that Buyer does not wish to receive such Products on the date agreed by the parties, or the installation site or other delivery location is not prepared in sufficient time for Nortel to make delivery in accordance with such date, or Buyer fails to take delivery of any portion of such Products, Nortel may place the applicable Products in storage, such storage facilities to be mutually agreed to by the parties. In that event Buyer shall be liable for all additional costs thereby incurred by Nortel. Delivery by Nortel of any Products to a storage location as provided above shall be deemed to constitute delivery of the Products to Buyer for purposes of this Agreement, including, Without limitation, provisions for the commencement of the payment, invoicing and Warranty Periods and the passage of risk of loss, pursuant to Nortel's standard shipment, turnover and acceptance intervals beginning with the date of delivery originally agreed upon by the parties as a starting point.

                                    EXHIBIT D

LIMITED WARRANTIES AND REMEDIES

1. Nortel warrants that the Equipment supplied hereunder will under normal use and service be free from defective material and faulty workmanship and will conform to the applicable Specifications for the Warranty Period specified in the Product Attachment with respect to such Equipment. The foregoing warranty shall not apply to items normally consumed in operation, such as, but not limited to, lamps and fuses or to Vendor Items. Any installation Services performed by Nortel with respect to such Equipment shall be free from defects in workmanship for the Warranty Period set forth in the applicable Product Attachment.

2. Nortel's sole obligation and Buyer's exclusive remedy under the warranty set forth in Section 1 above shall be limited to the replacement or repair, at Nortel's option and expense, of the defective Equipment, or correction of the defective installation Services. Replacement Equipment may be new or reconditioned at Nortel's option.

3. Nortel warrants that any Software licensed by Nortel to Buyer under this Agreement shall function during the Warranty Period of the Equipment with respect to which such Software is furnished without any material, service affecting nonconformance to the applicable Specifications, provided that Buyer shall have paid all Software support fees specified in the applicable Product Attachment. If the Software fails to so function, Buyer's sole remedy and Nortel's sole obligation under this warranty is for Nortel to correct such failure through, at Nortel's option, the replacement or modification of the Software or such other actions as Nortel reasonably determines to be appropriate.

4. Unless otherwise stated in a Product Attachment, (a) Nortel's warranties in Section 3 above shall only apply to the portion of the Software actually developed by Nortel or its Affiliates, (b) all other Software shall be provided by Nortel "AS IS", (c) Nortel shall assign to Buyer on a nonexclusive basis any warranty on such other Software provided to Nortel by the developer of such other Software to the extent of Nortel's legal right to do so.

5. The obligations and remedies set forth in Sections 1, 2, and 3 above shall be conditional upon: the Equipment not having been altered or repaired, the Software not having been modified, and the Products not having been installed outside the United States; any defect or nonconformance not being the result of mishandling, abuse, misuse, improper storage, improper performance of installation, other services, maintenance or operation by other than Nortel (including use in conjunction with any product which is incompatible with the applicable Equipment or Software or of inferior performance), and/or any error, act, or omission of Buyer described in Section 11.4; the Product not having been damaged by fire, explosion, power failure, power surge, or other power irregularity, lightning, failure to comply with all applicable environmental requirements for the Products specified by Nortel or any other applicable supplier, such as but not limited to temperature or humidity ranges, or any act of God, nature or public enemy; and written notice of the defect having been given to Nortel within the applicable Warranty Period.

6.        The  performance  by Nortel  of any of its  obligations  described  in
          Section 2 or 3 of this Exhibit D shall not extend the applicable Warranty Period except to the extent specified in the applicable Product Attachment.

7. Upon expiration of the applicable Warranty Period for Equipment furnished hereunder, repair and replacement Service for such Equipment shall be available to Buyer from Nortel in accordance with Nortel's then-current terms, conditions and prices. Such repair and replacement Service and notice of any discontinuance of such repair and replacement Service shall be available for a minimum period set forth in the Product Attachment applicable to such Equipment. This provision shall survive the expiration of this Agreement.

8. Unless Nortel elects to repair or replace defective Equipment at Buyer's facility, all Equipment to be repaired or replaced, whether in or out of warranty, shall be packed by Buyer in accordance with Nortel's instructions stated in the applicable Product Attachment and shipped at Buyer's expense and risk of loss to a location designated by Nortel. Replacement Equipment shall be returned to Buyer at Nortel's expense and risk of loss. Buyer shall ship the defective Equipment to Nortel within thirty (30) days of receipt of the replacement Equipment. In the event Nortel fails to receive such defective Equipment within such thirty (30) day period, Nortel shall invoice Buyer for the replacement Equipment at the then current price in effect therefor.

9. With respect to any Vendor Item furnished by Nortel to Buyer pursuant to this Agreement, Nortel shall assign to Buyer on a nonexclusive basis any warranty granted by the party that supplied such Vendor Item to Nortel to the extent of Nortel's right to do so.

10. Neither Nortel nor Nortel's suppliers, as appropriate, shall have any responsibility for warranties offered by Buyer to any of its customers. Buyer shall indemnify Nortel and Nortel's suppliers, as appropriate, with respect thereto.

PRODUCT ATTACHMENT

CARRIER NETWORKS PRODUCTS

         Northern Telecom Inc. ("Nortel") and Startec Global Communications Corp. ("Buyer") agree as follows:

         1.       INCORPORATION BY REFERENCE

                  This Product  Attachment shall be incorporated into and made a
                  part   of   Network    Products    Purchase    Agreement   No.
                  NPA199712-STI-CN-BB between Nortel and Buyer.

         2.       DEFINITIONS

                  For purposes of this Product Attachment:

                  "Acceptance Criteria" shall mean, with respect to any Products installed by Nortel hereunder, the standards and specifications contained in the Nortel Installation Manuals which are applicable to such Products.

                  "Equipment" shall mean the equipment listed in Schedule A.

                  "Extension" shall mean Equipment and/or Software which Nortel engineers and installs and which is added to an Initial System after the Turnover Date of the Initial System.

                  "Initial System" shall mean the Equipment and Software which is included in any configuration identified in Schedule A as an "Initial System."

                  "Installation Site" shall mean Buyer's facility identified in an Order to which the applicable Products identified in such Order shall be delivered or at which the applicable Services, if any, are to be performed, respectively.

                  "Merchandise"  shall mean any Equipment which is not part of a
                  System   and  with   respect  to  which  no   engineering   or
                  installation Services shall be provided by Nortel.

                  "Product Attachment Term" shall mean the period which shall commence on the date this Product Attachment is executed by the latter of the parties and shall expire twelve (12) months thereafter.

                  "Services" shall mean the services described in Schedule B.

                  "Software" shall mean the software listed in Schedule A.

                  "Specifications" shall mean with respect to any Products furnished hereunder, the specifications published by Nortel which Nortel identifies as its standard performance specifications for such Products as of the date of Buyer's Order for such Products.

                  "System" shall mean any Initial System or Extension.

                  "Turnover Date" shall mean, with respect to any Products installed by Nortel hereunder, the date on which Nortel provides the Turnover Notice to Buyer pursuant to Section 8.a of this Product Attachment.

                  "Warranty Period" shall mean, with respect to:

        (a)       Any  System,   the  period  which  shall   commence  upon  the
                  Acceptance Date with respect to such System and shall expire twelve (12) months thereafter,

        (b) Merchandise, the period which shall commence upon the date of shipment with respect to such Merchandise by Nortel to Buyer and shall expire ninety (90) days thereafter,

        (c) Installation Services involving any System, the period which shall commence upon the Turnover Date with respect to such System and shall expire twelve (12) months thereafter,

        (d) Equipment which is repaired or replaced pursuant to Nortel's obligations under Exhibit D to the Agreement, the period commencing five (5) days after (i) shipment of the replacement Equipment to Buyer or (ii) completion of the repair at the Installation Site of the applicable Equipment and which shall expire on the later of thirty (30) days thereafter or the last day of the original Warranty Period with respect to the Equipment which was repaired or replaced, and

        (e) Software which was corrected pursuant to Nortel's obligations under Exhibit D to the Agreement, the period commencing upon delivery of the corrected Software by Nortel to Buyer and expiring on the later of thirty (30) days thereafter or the last day of the original Warranty Period with respect to such Software.

       3.      SCOPE

       a. Nortel agrees to sell to Buyer, subject to Buyer first purchasing Nortel's DMS 300/250 Certification as set forth and as priced in Schedule A, Exhibit 1 (2.0) as follows:

               DMS 300/250 Certification with GCAR0002 software upgrade, and Buyer agrees to purchase and/or license, as applicable, and take delivery of one set of the Products as described in Schedule A,
               Exhibit 2 as follows:

               DMS 300/250 Standard and Optional Software

               at the prices set forth in Schedule A, Exhibit 1 (2.4). Buyer acknowledges that the prices set forth in Schedule A, Exhibit 1 (2.4) are discounted prices based upon Buyer's commitment to purchase Products as set forth in Section 3.c., and that Buyer's failure to meet the commitment therein will require Buyer to pay the additional amount set forth in Section 3.d. in refund of the discount.

       b. Nortel shall not have any responsibilities or obligations with regard to the Buyer's existing DMS-300/250 (currently at 111 Eighth Avenue, New York, New York), and the Warranty provisions set forth herein in this Agreement and in the Network Product Purchase Agreement shall not commence, until such time when the Buyer's existing DMS-300/250 has successfully completed the Certification process described in the attached Schedule A,
               Exhibit 1 (2.1). Buyer shall pay the prices, fees and charges set forth in the attached Schedule A, Exhibit 1 (2.4), for the Certification in accordance with Section 7 of this Product Attachment. Upon the successful completion of the Certification, Nortel shall certify that the Buyer's existing DMS-300/250 system is eligible for support by Nortel, consisting of either the services offered by Nortel under its Extended Service Plan or preventative or remedial maintenance on a time and material basis.

       c. During the Product Attachment Term, Buyer commits to purchase and/or license, as applicable, and take delivery of the Products as described in Schedule A, Exhibit 1 (1.0) as follows:

               DMS 300/250 Initial System and Power for the DMS 300/250 Initial System at the prices set forth in Schedule A, Exhibit 1 (1.0).

       d.      In the event that Buyer does not  satisfy  the  commitment  under
               Section 3.c. of this Product Attachment, Nortel shall invoice Buyer and Buyer agrees to pay the amount of One Hundred Eighty Three Thousand One Hundred Eight

               Dollars ($183,108) for the discounted portion of the Software purchased pursuant to this Product Attachment and described in Schedule A, Exhibit 2 of this Product Attachment.

       e. Buyer agrees to provide to Nortel, at Buyer's own expense and during the term of this Product Attachment, the Central Control Complex (Core) of Buyer's DMS NT-40 System. ,Upon receipt by Nortel at a site designated by Nortel of the Central Control Complex (Core) of Buyer's DMS NT-40 System Nortel agrees to provide Buyer with credit of One Hundred Twenty Thousand Dollars ($120,000) that may only be used towards the purchase of the Products set forth in Section 3.c. above.

4.     SCHEDULES

       The following Schedules which are attached hereto are an integral part of the Product Attachment and are incorporated herein by reference:

                      Schedule A               Products, Prices, and Fees
                      Schedule B               Services and Charges
                      Schedule C               Delivery
                      Schedule D             - Documentation

5.     ORDERING

       With respect to Section 3, ORDERING of the Agreement the following additional terms shall apply:

       a. Buyer shall identify in each Order for Products whether the Products constitute an Initial System, Extension, or Merchandise. All Orders for Extensions, Merchandise, or any Services other than engineering and installation Services provided by Nortel in connection with an Order for an Initial System shall be subject to written agreement of Buyer and Nortel on the applicable prices, charges and fees with respect thereto as required pursuant to Section 6, PRICING, of this Product Attachment.

       b. Notwithstanding Exhibit C to the Agreement, Buyer may by written notice to Nortel cancel without charge any Order for Products and/or Services prior to the delivery date of the applicable Products set forth in such Order or the agreed date for the commencement by Nortel of the applicable Services ("Service
               Commencement Date"), except that if Buyer cancels such Order within six (6) weeks or less of any such date, a cancellation fee of fifteen percent (15%) of the aggregate price of all Products and/or Services included in such cancelled Order shall be payable by Buyer. Nortel may invoice such amount upon receipt of Buyer's notice of cancellation of the Order.

       c. Notwithstanding Exhibit C to the Agreement, Buyer may by written notice to Nortel not less than six (6) weeks prior to the delivery date of any Products set forth in an Order and/or the Service Commencement Date of the applicable Services, delay the delivery date of such Products and/or the Service Commencement Date of such Services for a period which shall not exceed ninety
               (90) days from the date such Products were originally scheduled to be delivered or ninety (90) days from the Service Commencement Date, subject to the availability from Nortel of the applicable Products and/or Services after such period of delay.

       d. Except as set forth in Sections 5.b. and 5.c. of this Product Attachment, any change to an Order after Nortel's acceptance of such Order shall require written agreement of Nortel and Buyer upon a written change to the Order ("Change Order") which shall reference the original Order and be executed by the parties. No such changes shall be implemented until the applicable Change Order has been executed by the parties.

       e. With respect to each Order for Products which is accepted by Nortel, Buyer may make a written request at least ninety (90) days prior to the scheduled shipment date of such Products for a change ("Change") consisting of certain addition(s) or deletion(s) to such Products. After receipt of such request, Nortel shall submit a Job Change Order ("JCO") to Buyer for Buyer's approval with respect to the requested Change, except that Nortel shall be under no obligation to submit such JCO to Buyer if Nortel determines that the Price applicable to such Order would be reduced by more than ten percent (10%) as a result of the implementation of the Change. Each JCO shall state whether the requested Change shall increase or decrease the Price and/or time required by Nortel for any aspect of its performance under the Agreement with respect to such Order. Buyer shall accept or reject the JCO in writing within ten (10) days of receipt thereof. Failure of the Buyer to accept or reject the JCO in writing as described above shall be deemed a rejection of the JCO by Buyer. In the event an accepted JCO involves the return to Nortel of any Equipment which shall have been previously delivered to Buyer, Nortel may invoice and Buyer shall pay the transportation costs and Nortel's then- current restocking charge for the returned Equipment.

       f. Any increase or decrease in the Price with respect to an Order hereunder which is occasioned by an accepted JCO shall be added to or subtracted from, as applicable, the amount of the last payment due pursuant to Section 6 with respect to such Order.

       g. If Buyer rejects a proposed JCO, then the rights and obligations of the parties with respect to the applicable Order shall not be subject to Buyer's requested Changes, provided that Buyer shall promptly pay to Nortel all of Nortel's additional costs and expenses incurred hereunder in accordance with Buyer's requested Changes and Nortel's additional costs and expenses subsequently incurred in order that Nortel may be able to perform Nortel's obligations without modification by the requested Changes, and Nortel shall be entitled to an extension of the dates for performance of its obligations with respect to the applicable Order as a result of any delays in such performance which result from the foregoing.

6.     PRICING

       With respect to Section 4, PRICES of the Agreement, the following additional terms shall apply:

       a. The prices set forth in Schedule A with respect to any Initial System shall be in effect for a period which shall commence upon the effective date of this Product Attachment and shall expire after six (6) months. Nortel may in its sole discretion, thereafter, increase any prices set forth in Schedule A upon sixty (60) days prior written notice to Buyer. The prices listed in Schedule A shall apply to any Order for an Initial System listed in Schedule A which shall be received by Nortel prior to the effective date of any change in such prices as permitted by this Section, provided that delivery date for such Initial System as set forth in the applicable Order shall be not more than one-hundred twenty (120) days after Nortel's acceptance of such Orders.

       b. The prices for Equipment and the fees for the right to use the Software included in any Extension, prices for any Merchandise, and charges for any Services, other than engineering and installation Services provided with any Initial System shall be as subsequently agreed in writing by Nortel and Buyer.

       c. All transportation charges associated with the shipment of the Products to Buyer for delivery are included in the prices, fees and charges set-forth in the attached Schedule A.

7.     TERMS OF PAYMENT

       With respect to Section 5, TERMS OF PAYMENT, the following additional terms shall apply:

       a. With respect to each Initial System furnished hereunder by Nortel to Buyer the price listed in Schedule A shall be invoiced by Nortel in accordance with the following schedule:

               (i) Twenty percent (20%) of such price may be invoiced upon Nortel's acceptance of the Order for such Initial System,

               (ii) Fifty percent (50%) of such price may be invoiced on the date of shipment by Nortel to Buyer of the switch component of such Initial System,

               (iii) Twenty percent (20%) of such price may be invoiced on the Turnover Date of such Initial System, and

               (iv) Ten percent (10%) of such price may be invoiced on the date of Acceptance of such Initial System.

       b. With respect to each Extension furnished hereunder by Nortel to Buyer, the applicable price determined in accordance with Section 6.b. of this Product Attachment shall be invoiced by Nortel in accordance with the following schedule:

               (i) Twenty percent (20%) of such price may be invoiced upon Nortel's acceptance of the Order for such Extension,

               (ii) Fifty percent (50%) of such price may be invoiced on the date of shipment by Nortel to Buyer of the Equipment included in such Extension,

               (iii) Twenty percent (20%) of such price may be invoiced on the Turnover Date with respect to such Extension, and

               (iv) Ten percent (10%) of such price may be invoiced on the date of Acceptance of such Extension.

       c. With respect to each DMS 300/250 Certification furnished hereunder by Nortel to Buyer, the price listed in Schedule A shall be invoiced by Nortel in accordance with the following schedule:

               (i)    One hundred  percent  (100%) of such price may be invoiced
                      upon   Nortel's   acceptance   of  the   Order   for  such
                      Certification.

       d.      Notwithstanding  Section  7.b.,  with  respect  to each  GCAR0002
               Software Upgrade furnished hereunder in conjunction with DMS-300/250 Certification by Nortel to Buyer, the price listed in Schedule A shall be invoiced by Nortel in accordance with the following schedule:

               (i) One hundred percent (100%) of such price may be invoiced upon Nortel's delivery of such Software to Buyer.

       e. Except as may be otherwise agreed in. writing by the parties Nortel's prices for Merchandise and charges for any Services determined in accordance with

               Section 6.b. above may be respectively invoiced upon delivery of such Merchandise and upon performance of such Services by Nortel.

8.     TESTING, TURNOVER, AND ACCEPTANCE

       Pursuant to Section 8.1 of the Agreement, the rights and obligations of the parties with respect to testing, turnover and acceptance of any Products o furnished hereunder and installed by Nortel shall be as follows:

       a.      Nortel  shall  provide  Buyer with five (5) days  written  notice prior to commencing final commissioning and testing of any Products installed by Nortel. Buyer shall cause an authorized representative of Buyer to be present at the applicable Installation Site to witness such final commissioning and testing, provided that in the event such representative fails to be present for any reason, Nortel shall not be required to delay performance of such final commissioning and testing. In connection with the final commissioning and testing of such Products, Nortel shall test the Products for conformity with the applicable Acceptance Criteria. When such tests have been successfully completed, Nortel shall provide Buyer with written notice ("Turnover Notice") that the applicable Products meet such Acceptance Criteria and are ready for Buyer's testing for compliance with such Acceptance Criteria. Buyer shall promptly complete and return to Nortel Buyer's acknowledgment of receipt of such Turnover Notice.

       b. Following the Turnover Date, Buyer may test the applicable Products for compliance with the Acceptance Criteria using the tests and test procedures contained in Nortel's Installation Manuals with respect to such Products. Within thirty (30) days following the Turnover Date of the applicable Products, Buyer shall notify Nortel either that Buyer has accepted such Products in writing using Nortel's standard Acceptance Notice form or that Buyer has not accepted such Products in which case Buyer shall also provide Nortel with a written notice ("Notice of Deficiency") which shall provide in reasonable detail the manner in which Buyer asserts that the Products failed to meet the Acceptance Criteria. With respect to any such details with which Nortel agrees, Nortel shall promptly proceed to take appropriate corrective action and following correction, Buyer may retest the Products in accordance with this Section. Buyer shall accept the Products in writing without delay when the tests pursuant to this
               Section indicate that the Products comply with the Acceptance Criteria.

       c. With respect to any points of disagreement between Nortel and Buyer concerning any Notice of Deficiency which are not resolved by Nortel and Buyer within ten (10) days after the effective date of the Notice of Deficiency, Buyer, at its option, may waive any rights it may have on account of any such points of disagreement, or require that the disputed points be resolved by arbitration.

       d.      Buyer shall notify Nortel in writing of its election  pursuant to
               Section 8.c. not later than ten (10) days after the effective date of the Notice of Deficiency, if any, given to Nortel by Buyer. Upon expiration of such ten (10) day period unless Buyer has notified Nortel to the contrary, Buyer shall be deemed to have elected to waive its right with respect to any points of disagreement then existing between it and Nortel with respect to such Notice of Deficiency.

       e. If Buyer makes timely election to require arbitration of such disputed points, the arbitrator shall be chosen by mutual agreement. If the parties cannot agree upon an arbitrator within three (3) days of Buyer's election to arbitrate, each party shall within three (3) days thereafter select an independent and an unaffiliated person to be an arbitrator. These two (2) persons selected shall select a third person, independent and unaffiliated with either party, as a third arbitrator. The arbitration shall be conducted in accordance with the Rules of the American Arbitration Association, provided, however that the Arbitrator(s) shall be empowered to reduce the Prices of Products only to the extent that the Arbitrator(s) find that the benefit of Buyer's bargain has been reduced. The Arbitrator(s) shall not have any authority to grant partial or total rescission unless the Arbitrator(s) determine that (i) Buyer has not substantially received the benefit of its bargain; and (ii) money damages will not provide an adequate remedy. Judgment upon the award rendered by the Arbitrator(s) may be entered in any Court of competent jurisdiction.

       f. For purposes of this Product Attachment, "Acceptance" of the applicable Products shall occur upon the earliest of the following and Buyer shall upon request sign Nortel's Acceptance Notice confirming such Acceptance without any conditions, restrictions, or limitations of any nature whatsoever:

               (i)    The date on which Buyer accepts such Products  pursuant to
                      Section 8.b. of this Product Attachment;

               (ii) The failure of Buyer to provide Nortel with any notice required by Section 8.b. of this Product Attachment, with respect to such Products;

               (iii) Use by Buyer of such Products or any portion thereof in revenue-producing service at any time; or

               (iv) Waiver by Buyer of its rights pursuant to Section 8.c. or 8.d.

       g. Acceptance by Buyer of such Products pursuant to Section 8.f. of this Product Attachment above shall not be withheld or postponed due to.:

               (i) Deficiencies of such Products resulting from causes not attributable to Nortel, such as, but not limited to (A) inaccuracy of information provided by Buyer, (B) inadequacy or deficiencies of any materials, facilities or services provided directly or indirectly by Buyer and tested in conjunction with the applicable Products,
                      (C)other conditions external to the Products which are beyond the limits specified by Nortel in the Specifications for the Products and which are used by Nortel in performance calculations with respect to the Acceptance Criteria, or (D) spurious outputs from adjacent material; or

               (ii) Minor deficiencies or shortages with respect to such Products which are attributable to Nortel, but of a nature that do not prevent full and efficient operation of the Products.

       h. With respect to any deficiencies of the type described in Section 8.g.(i), Nortel shall at Buyer's request and expense assist Buyer in the elimination or minimization of any such deficiencies. With respect to any deficiencies or shortages as described in the
               Section 8.g.(ii), Nortel shall, at Nortel's expense, take prompt and effective action to correct any such deficiencies or shortages.

       i. In the event Buyer's Acceptance of any Products is withheld or postponed due to any deficiencies of the type described in
               Section 8.g.(i), Nortel shall invoice and Buyer shall pay Nortel's charges and reasonable expenses incurred by Nortel associated with Nortel's investigation of the reasons for Buyer's withholding or postponement of such Acceptance.

9.     WARRANTIES AND REMEDIES

       With respect to Exhibit D, LIMITED WARRANTIES AND REMEDIES, the following additional terms shall apply:

       a. Except as set forth in Section 9.b. below, Nortel shall in performance of its obligations under Section 2 of Exhibit D to the Agreement, (i) ship replacement Equipment or complete the repair within thirty (30) days of Nortel's receipt of the Equipment to be replaced or repaired, and (ii) commence the correction of the applicable installation Services within thirty
               (30) days of receipt of notice from Buyer pursuant to Section 5 of Exhibit D to the Agreement. o -

       b. For emergency warranty service situations involving the Equipment, Nortel shall during the applicable Warranty Period use all reasonable efforts to ship replacement Equipment within twenty-four (24) hours of notification of the applicable warranty defect by Buyer pursuant to Section 5 of Exhibit D to the Agreement, provided that Buyer shall have requested such emergency service. Nortel may invoice Buyer and Buyer shall pay Nortel's surcharge for emergency warranty services. If Nortel determines that due to the particular circumstances, onsite technical assistance is necessary, Nortel shall use all reasonable efforts to dispatch emergency service personnel to the applicable Installation Site within twenty-four (24) hours of receipt of notice from Buyer as described above.

       c. All Products to be repaired or replaced, both within and outside of the applicable Warranty Period, shall be packed by Buyer in accordance with Nortel's then-current instructions.

       d. No later than ninety (90) days prior to the expiration of the Warranty Period with respect to any Initial System, Nortel shall offer to Buyer post-warranty support by means of an extended service plan or other terms, provided that neither party shall have any obligation with respect thereto except as may be agreed upon in writing by the parties.

10.    NOTICES

       Pursuant to Section 18.5 of the Agreement, any notices by Buyer to Nortel which are specific to this Product Attachment shall be delivered to the following address:

                       Northern Telecom Inc.
                       2350 Lakeside Blvd.
                       Richardson, Texas 75082-4399

                       Attn: Senior Manager, Contracts Management & Negotiations

11.    ADDITIONAL TERMS

       The following additional terms shall apply to the Agreement:

       (a)     With  respect  to  Section  14,  BUYER'S  RESPONSIBILITIES,   the
               following additional terms shall apply:

               (i) Buyer shall be responsible for ordering and coordinating with each applicable local telephone company the installation of all central office trunks and test trunks and Buyer shall be responsible for all utility charges associated with the installation, testing, operation and maintenance of Products furnished hereunder, including, but not limited to, all applicable charges for such central office trunks, test trunks and any tie lines.

       (b) Nortel shall provide documentation with respect to the Products in accordance with Schedule D to this Product Attachment. . .

                        STARTEC GLOBAL COMMUNICATION INC.
                                NORTHERN TELECOM

         (Signature)                                                 (Signature)

                      NORTHERN TELECOM INC. STARTEC GLOBAL
                              COMMUNICATIONS CORP.

By:.                                                      By:
     (Signature)                                                     (Signature)

Name:.                                                    Name:
              (Print)                                                (Print)

Title:                                                      Title:
Date:                                                        Date:

                                   SCHEDULE A

PRODUCTS, PRICES AND FEES

EXHIBIT 1

                  NORTEL SHALL ENGINEER THE DMS-300/250 INITIAL SYSTEM PROVIDED HEREUNDER IN ACCORDANCE WITH NORTEL'S STANDARD ENGINEERING PRACTICES AND PROCEDURES. AFTER NORTEL HAS ENGINEERED EACH DMS-300/250 INITIAL SYSTEM ORDERED BY BUYER HEREUNDER, NORTEL SHALL PROVIDE BUYER WITH A DETAILED LIST OF THE COMPONENTS OF SUCH DMS-300/250 INITIAL SYSTEM.

                  1.0 DMS-300/250 INITIAL SYSTEM (4800 PORT MODEL)

                     1.1    DMS-300/250 INITIAL SYSTEM INCLUDES:

                            A DMS-300/250 Initial System (4800 Port Model) shall consists of the following configuration of major Equipment and Software:

                            a ) SNSE front end, 16K  Enhanced  Network and other
common Equipment as follows:

                                  o     One  (1)   SuperNode-SE   equipped  with
                                        BRISC60  processor,  Message Switch, and
                                        SLM III.

                                  o One (1) 16K Enhanced Network to support an Initial System wired for 4800 ports and equipped with 4800 ports.

                                  o One (1) LIS shelf wired for twelve (12) LIU7's, equipped with twelve (12) LIU7 links.

                                  o Two (2) ISME frames equipped with service and test circuits as well as four (4) Enhanced Digital Recorded Announcement Machine circuit packs each providing a maximum of four minutes of recordable announcement time.

                                  o Two (2) Input Output Equipment (IOE) frames equipped with:

                                         - >    One  (1) Mag Tape  Device

                                         - >    Four (4) SCSI Disk Drive Units

                                         - >    Three(3) IOC  Shelves -

                                         - >    Four (4) I/O  Controllers  -

                                         - >    Four (4) X.25 Automatic File
                                                Transfer circuit packs

                                  o     Two  (2)  MIS   frames   equipped   with
                                        required   inverts  and  terminal  block
                                        assemblies.

                                  o     One (1) Meridian  Cabinet  Spare Storage
                                        (MCSS) cabinet to house switch spares.

                                  o One (1) Power Distribution Center (PDC) frames equipped with "A" and "B" feed fuse panels & fuses as required.

         o    Miscellaneous Switch Room Equipment as follows:

              - >   One (1) Maintenance Administration Positions & MAP Furniture
              - >   Two (2) UDS 2440 Modems
              - >   Two (2) RTIF Terminals
              - >   One (1) MAP Printers
              - >   One (1) Helmsman Workstation and CD-ROM documentation disk

    b)     SuperNode Line and Trunk configurable equipment as follows:

         o Five (5) DTEI frames wired for 4800 DS-0 ports equipped with the following: - > Thirty Eight Hundred (3840) DS-0 SS7 ports -> Nine Hundred and Sixty (960) DS-0 interworking ports.

         o        Note:  Four thousand eight hundred (4800) DS-0 ports are wired
                  with   Continuity   Tone   Detectors  for  SS7  and  STRs  for
                  reorigination.

         o One (1) PDTE frame wired for 960 DS-0 ports equipped with the following: -> Nine Hundred Sixty (960) DS-0 E1 ports

c)       DMS-300/250 Standard  Software  Features  as  set  forth  in  Exhibit 2
         Section 2 of' Schedule A.

d)       Nortel's standard complement of switch spares.

1.2      DMS-300/250 INITIAL SYSTEM (4800 PORT MODEL) Pricing

         The firm price for the DMS-300/250 (4800 DS-0 Port Model) is One Million Six Hundred Twelve Thousand Seven Hundred Forty Four Dollars ($1,612,744).

1.3      Power for the Initial System (4800 Port Model)

         The price for the power plant with four(4) hour battery backup to support the DMS~ 300/250 (4800 DS-0 Port Model) is Seventy Three Thousand Five Hundred Eighty Six

         Dollars ($73,586)..

1.4      Training for the Initial System (4800 Port MODEL)

         One Hundred (100) days of training will be included for no additional charge with the purchase of the DMS-300/250 (4800 DS-0 Port Model).

1.5      Post Cut-Over Support for the Initial System (4800 Port Model).

         With the purchase of the Initial DMS-300/250 4800 Port Module Switch System, Nortel will make available to the buyer Post Cut-Over Support of six (6) weeks or 240 Manned Hours. This Service includes "Switch Grooming" and "Feature and Call Through Testing" support. Nortel will assign one (1) resource per Initial switch site, that will be available during normal business hours (08:00AM-05:00PM, local time, Monday through Friday, with one hour for lunch, except Nortel holiday). Post Cut-over Support typically commence one (1) week prior to K Date and consists of a six week effort.

         2.0   DMS-300/250 Certification with GCAR0002 software upgrade.

         With respect to the DMS-300/250 System equipment which Buyer obtained from a source other than Nortel, Nortel shall not assume any support obligations with respect thereto until such time as said DMS-300/250 System (currently at 111 Eighth Avenue, New York, New York), successfully passes Nortel's certification process ("Certification").

         2.1   DMS-300/250 Certification

         The Certification includes Nortel's performance of a certification audit of the referenced DMS-300/250 System equipment. Buyer is responsible for the purchase of additional Equipment and /or licensing of additional Software as may be required in order to meet the Certification requirements.

         The Certification will include, but not be limited to, the following:

                  a.  Visual Inspection:
                           o         Proper grounding
                           o         Proper installation

                  b.  Verification of Equipment and Software to determine if:

                           o         Customer  furnished equipment is in a fully
                                     supportable configuration .........
                           o         Circuit packs are at the current baseline
                           o Software is either within two (2) releases of Nortel's current release on a SuperNode or at BCS35 on a NT40

                  c. Testing, per Nortel's standards, only on a system not in service:

                           o          Peripheral Module (PM) diagnostics
                           o          Power verification tests
                           o          Traffic Simulation test (ICTS or ESIT)

                  d.       Quality control Process Inspection Procedure and

                  e.       Completion   of   Nortel's    Switch    Configuration
                           Control/Extended     Product     Inventory    Control
                           Worksheets.

Upon successful completion of the Certification, Nortel shall certify that the DMS-300/250 system is eligible for support by Nortel consisting of either the services offered by Nortel under its Extended Service Plan, or preventive or remedial maintenance on a time and material basis.

         2.2   GCAR0002 Software Upgrade

               GCAR0002 Standard Software Features as set forth in Exhibit 2

Section 3 of Schedule A.

         2.3   Training

               Fifty (50) days of training will be included with the purchase of the certification and GCAR0002 software.

         2.4   Certification with GCAR0002 Software Package Pricing

              The firm price for the Certification with GCAR0002 software is Nine Hundred Thirty One Thousand Seven Hundred Seventy Seven Dollars ($931,777). This price includes a One Hundred and Twenty Thousand Dollar ($120,000) buy back credit for NT-40 equipment, and is contingent upon the purchase of the DMS-300/250 (4800 Port Model).

                       GCAR0002 Software                      $896,777
                       DMS 300/250 Certification               $35,000

         3.0   Fully Wired and Fully Equipped DTEI Port Extension

         3.1   DTEI Port Extension Fully Wired and Fully Equipped

               All prices for DTEI Port Extensions include the following and are sold in minimum increments of nine hundred sixty (960) DS-0 ports, configured for SS7/PTS or ISDN signaling at Buyer's request:

                       a)    DTEI hardware and XPM+;

                       b) Either UTR, STR, CTD for OTCs configured for SS7 or PTS capability, or UTR and ISDN pre-processor circuit packs configured for ISDN PRI capability;

                       c)    Any required 16K ENET expansion or MS expansions,

                       d)    Any required Service/Test Circuits;

                       e)    Any  required  Power   Distribution   Center  (PDC)
                             Equipment;

                       f) Optional DTEI Equipment as outlined in 1.2 below at defined pricing levels; and

                       g) Spare circuit packs, if required, based on Nortel's standard engineering sparing guidelines.

         3.2   DTEI Port Extension Prices

                      Trunk Type                                Extension Price

                      PRI Long Distance Trunking Port             $268/DS-0 port
                      SS7 Trunking Port                           $194/DS-0 port

                       a) Pricing for DTEI Port Extensions excludes software license fees.

         3.3   DTEI Optional Equipment

               3.3.1 Dialable Wideband

               Nortel shall provide two (2) NTAX78AA circuit packs per DTC instead of the standard timeswitch circuit packs on new DTEI Port Extensions for an incremental price of Five Thousand Dollars ($5,000.00) per DTC or Ten Thousand Dollars ($10,000.00) per DTEI

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               frame.  Additional  spare,  if  required,  is Two  Thousand  Five
               Hundred Dollars ($2,500) per circuit pack.

               3.3.2 Echo Cancellation

               The incremental price to upgrade to the NT6X50EC circuit pack-from the standard NT6X50AB circuit pack, prior to delivery, shall be Seventy Dollars ($70.00) per port sold in 48 port increments for Three Thousand Three Hundred Sixty Dollars ($3,360.00) each.

         4.0   Fully Wired and Fully Equipped PDTC Port Extension

         4.1   PDTC Port Extension Fully Wired and Fully Equipped

               All prices for PDTC Port Extensions include the following and are sold in minimum increments of nine hundred sixty (960) E1 ports:

               a) PDTC  hardware  and  XPM+;

               b) Any  required  16K  ENET  or MS
                  expansions,

               c) Any required Service/Test Circuits;

               d) Any  required  Power  Distribution   Center  (PDC)  Equipment;

               e) Spare circuit packs, if required,  based on Nortel's  standard engineering sparing guidelines.

          4.2  PDTC Port Extension Prices

               Trunk Type                                        Extension Price

               E1Trunking  Port                                    $228/port

               a) Pricing  for PDTC Port  Extensions excludes  software  license fees.

          5.0  Add-On Port Pricing

          5.1 Add-On SS7 & PRI Ports for Initial Systems Purchased under this Agreement

               In the event Buyer includes an Order for additional ports ("Add-On Ports") with Buyer's Order for the DMS-300/250 Initial System described in Part I, Section 1.0, Buyer shall purchase such Add-On Ports in minimum increments of nine hundred sixty
               (960) Add-On Ports per DMS-300/250 Initial System. The below listed Add-On Port price includes engineering, installation and Equipment. In the event Buyer purchases Add-On Parts in increments of less than nine hundred sixty (960) Add-On Ports per DMS-300/250 Initial System, the prices for such Add-On Ports shall be at Nortel's then current prices:

                 Trunk Type                                "Add-On" Price
                 SS7 Trunking Por                           S128/port '


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Page 6

                 PRI Long Distance Trunking Port            $179/port

          5.2  Add-On  E-1  Ports  for  Initial  Systems  Purchased  under  this
               Agreement

               In the event Buyer includes an Order for E-1 ports Add-On Ports ("E-1 Ports") to be installed in an DMS-300/250 Initial System purchased under this Agreement prior to Turnover date or includes such an order with its Order for any Initial System described in this Agreement, Buyer shall purchase such E-1 Ports in minimum increments of nine hundred sixty (960) E-1 Ports per Initial System and pay the purchase price set forth below. The price includes engineering, installation and/ or testing associated with E-1 Ports. In the event Buyer purchases E-1 Ports In increments of less than nine hundred sixty (960) per Initial System, the prices for such Add-On Ports shall be at Nortel's then current prices.

                 Trunk Type                                       "Add-On" Price

                 Add-On E-1 Ports                                  $151/port

          6.0  DMS-300/250 SYSTEM UPGRADE PRICING

          6.1  DMS-300/250 SNSE System Upgrade to DMS-300/250 SN

               In the event Buyer wishes to upgrade from a DMS-300/250 SuperNode SE to a DMS-300/250 SuperNode, the price is Five Hundred Seventy Five Thousand Dollars ($575,000.00)





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                                   SCHEDULE A

PRODUCTS, PRICES AND FEES

EXHIBIT 2

1.0      DMS-300/250 STANDARD SOFTWARE FEATURES

         1.1 Nortel may deliver Software ordered hereunder in a single Software load which may include Software which Buyer has not yet licensed ("Non-Licensed Software"). Except as set forth in
                  Section 1.2 below, Buyer shall not be entitled to use such Non-licensed Software, until such time as the applicable right to use fees are paid by Buyer pursuant to Section 1.5.

         1.2 For the purpose of gathering market trial information and prior to payment of any applicable right-to-use fees, certain Non-licensed Software may be placed in service by Buyer on a limited, non-revenue-generating, trial basis only ("Feature Trial"). Buyer may request the right to evaluate such Non-licensed Software for a maximum period of six (6) months commencing as of the date of Nortel's written consent to such' Feature Trial. Nortel shall respond to Buyer's request as described  above  in  writing.  '  ........  Within  ten  (10)
                  business days following expiration of the agreed to Feature Trial period, Buyer shall notify Nortel in writing of its plans for activation or deactivation of such Non-licensed Software, and the corresponding number of units activated, i f applicable.

         1.3 Upon Buyer's placement of any Non-licensed Software in-service, Buyer shall pay the applicable right-to-use fees for such Non-licensed Software pursuant to this Agreement, except as described in Section 1.2. Buyer shall also have the option to pay the applicable right-to-use fees for any Non-licensed Software upon installation of a Software load containing such Non-licensed Software. For any Non-licensed Software that is installed and added pursuant to a product computing module load ("PCL") and or non-computing module load ("NCL"), if any, the right-to-use fees shall be the list price for such feature in effect as of the date of activation.

         1.4 To ensure Buyer's proper activation and/or usage of the appropriate Software, Buyer shall properly notify Nortel at the address specified in Section 9 of this Product Attachment to the attention of Director, Sales Engineering, prior to the activation and/or usage by Buyer of any Software. Buyer shall identify all Software being activated and/or used (including the number of units activated, if applicable) in each Initial System.

         1.5 Nortel shall promptly review notification from Buyer provided pursuant to Section 1.4 above and identify any applicable prerequisite Equipment or Software required by Buyer prior to activation and/or usage of the applicable Software. Nortel shall respond to Buyer's written notice by means of a price quotation. Such price quotation shall include Nortel's consent to activate and/or use such Software or notification that such Software requires engineering to determine whether the current switch configuration will require additional Equipment prior to activation and/or usage.. Upon Buyer's written acceptance of Nortel's price quotation, Nortel shall grant its consent to



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Page 8

                  Buyer to activate and/or use such Software prior to payment of the applicable right-to-use fees. However, under no circumstances shall such Software be activated and/or used by Buyer prior to Buyer's acceptance of Nortel's price quotation. Nortel shall invoice Buyer for all applicable right to use fees and associated feature 'activation engineering charges. One hundred percent (100%) of such invoiced right to use fees and engineering charges shall be due and payable within thirty
                  (30) days of the date of Nortel's invoice therefor.

         1.6 Notwithstanding the foregoing, Buyer shall not be required to pay additional right to use fees associated with the Software licensed prior to the initial date of this Product Attachment.

         1.7 Nortel reserves the right, every six (6) months to submit a written report for each site containing a Software load. The written report shall identify all Software activated and/or used (including the number of incremental units activated, if applicable) by Buyer during the applicable reporting period. Buyer shall audit the report against Purchase Order(s) which have been submitted by Buyer and accepted by Nortel during the applicable period to determine the existence of any discrepancies. Buyer shall submit such audited written report to Nortel at the address specified in Section 9 of this Product Attachment to the attention of Director, Sales Engineering, within thirty (30) days from receipt of such request.

         1.8 Nortel also reserves the right to access by remote polling or to .conduct an on-site inspection of any site in which a Software load is installed and/or to perform an on-site review of Buyer's books and records related to such site to verify activation and/or usage of Software.

         1.9 Nortel shall issue invoices, for any applicable prices, charges or fees, in addition to those amounts previously invoiced, as a result of Buyer's activation and/or usage of any Software that does not appear on Nortel's written report or that appear as a result of Nortel's remote polling of an Initial Systems.

         1.10 Upon payment of the applicable fight to use fees for Software activated and/or used by Buyer, Buyer shall receive a non-exclusive paid-up license to use such Software in accordance with the provisions of this Agreement. Nortel may immediately terminate the applicable license granted hereunder for Buyer's failure to pay the applicable fight to use fees for such Software which has been activated and/or used.

         1.11 The obligations of Buyer under this Section ! shall without limitation survive the termination of this Agreement and shall continue if the Software is removed from service. Buyer agrees to indemnify Nortel or Third Party Software Vendors as appropriate for any loss or damage resulting from a breach of this Section 1.


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Page 9

          2.0     GCAR0002  Software  included in the DMS-300/250 Initial System

                  The following represents the GCAR0002 Software packages that are included in the price of the DMS-250/300 Initial System (4800 Port Model) The following is a list of Software only and does not include any/all required Equipment to provide feature functionality

         2.1 CARRIER BASE S/W


         FEATURE/PACKAGE                         DESCRIPTION
         ---------------                         -----------
               BASE0001                          Base
               BASE0008                          Base SNSE Series 60 Processor
               GWYB0001                          GWYB GWY Base
               TEL00001                          TEL Telecom Layer
               TEL00008                          TEL CCS7 Base
               TEL00003                          TEL Gateway Screening
               UCSB0001                          UCSB UCS Base
               ISDN0001                          ISDN Platform Supt DMS250
               N00R0001                          In-switch N00/NXX Service
               N00R0002                          N00R N00/NXX TCAP Service
               NSER0001                          NSER Network Services
               NSER0002                          NSER TCAP Auth & Acct Validation
               UTRS0001                          UTRS UCS Trans & Routing
               GATE0016                          DCME Control
               GATE0017                          GATE0 GWECHO
               GATE0018                          N5 Digital
               GATE0041                          TS 16 Control of Echo Cancellers
               GATE0042                          GATE0 ISUP92
               GATE0048                          GATE0 EARLYACM




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Page 10

           3.0    GCAR0002 Software included in the Software Upgrade

                  The following represents the GCAR0002 Software packages that are included in the price of the Certification with GCAR0002 software upgrade. The following is a list of Software only and does not include any/all required Equipment to provide feature functionality..

           3.1 CARRIER BASE S/W

          Feature/Package                       Description
          ---------------                       -----------
               BASE0001                         Base
               BASE0006                         Base SN Series 60 Processor
               GWYB0001                         GWYB GWY Base
               TEL00001                         TEL Telecom Layer
               TEL00008                         TEL CCS7 Base
               TEL00003                         TEL Gateway Screening
               UCSB0001                         UCSB UCS Base
               ISDN0001                         ISDN Platform Supt DMS250
               N00R0001                         In-switch N00/NXX Service
               N00R0002                         N00R N00/NXX TCAP Service
               NSER0001                         NSER Network Services
               NSER0002                         NSER TCAP Auth & Acct Validation
               UTRS0001                         UTRS UCS Trans & Routing
               GATE0016                         DCME Control
               GATE0017                         GATE0 GWECHO
               GATE0018                         N5 Digital
               GATE0041                         TS 16 Control of Echo Cancellers
               GATE0042                         GATE0 ISUP92
               GATE0048                         GATE0 EARLYACM

         4.0     DMS-300/250 Optional Software

         4.1     GCAR0002 Optional Software to the DMS-300/250 System

         The following represents the GCAR0002 Optional Software packages that are not included in the price of the DMS-300/250 Initial System (4800 Port Model) or the GCAR0002 software upgrade, as defined in Schedule A,
         Part I, of this Product Attachment. The following Software represents those feature packages that may be ordered by Buyer at an additional price for a DMS-300/250 Initial System and does not include any and/or all required Equipment to provide feature functionality.

         Order Code              Description                            List Price
         ----------              -----------                            ----------
         GATE0001                GATE0 ANSI7PLUS                     $485,000
         GATE0010                GATE0 AUTOSERV                       See Note         The fee is $90,000
                                                                                       for U.S. applications.
                                                                                       The fee is $145,000
                                                                                       for U.K. applications

         GATE0038                GATE0 DSTOMPEG                       $75,000
         GATE0013                GATE0 GWY800                        $265,000

         GATE0020                GATE0 GWYR2                         $125,000          No cost if BAB
                                                                                       patches were
                                                                                       licensed

         GATE0027                GATE0 ISDNRTE                       $120,000
         GATE0044                GATE0 RCVDCL I                       $65,000

         GATE0024                GATE0 SERVSCRN                      $220,000
         GATE0039                GATE0 TCPIP                         $110,000
         CAIN0001                CAIN Base                           No Charge
         CAIN0500                CAIN CUSTDP Trigger                 $100,000
         CAIN0200                CAIN Extension Parms                $ 50,000
         CAIN0100                CAIN Messages                       No Charge
         CAIN0300                CAIN SCP Simulator                   $30,000
         CAIN0501                CAIN SPECDIG Trigger                $100,000
         CAIN0400                CAIN Test Query Tool                 $30,000
         CRDS0001                CRDS Card Services                  $120,000
         CRDS0003                CRDS MVP Card                        $50,000
                                 Services

         CRDS0002                CRDS TCAP Card                       $25,000
                                 Services

         N00R0100                N00 Routing Base                     No Charge
         NPRI0001                NPRI PRI Netwk                       $25,000
                                 Interface

         NSER0100                Network Services Base                No Charge
         NSER0003                NSER Inter/Intra IMT                 $50,000
         PRLT0001                PRLT ISDN PRI RLT                   $175,000
         UDWS0001                UDWS UCS Dialable                   $175,000
                                 Widebnd

                                   SCHEDULE B
                              SERVICES AND CHARGES

ENGINEERING

1. Nortel shall engineer each System furnished hereunder in accordance with Nortel's engineering practices applicable to such Initial System at the time such engineering is performed.

2. Nortel's charges for engineering each Initial System are included in the prices and fees for the Initial System set forth in Schedule A.

3. The provision of any other engineering by Nortel and the charges associated therewith shall be as subsequently agreed in writing by Nortel and Buyer.

INSTALLATION

1. Nortel shall install each Initial System furnished hereunder at the applicable Installation Site in accordance with Nortel's installation practices applicable to such Initial System at the time such installation is performed.

2. Nortel's charges for performance of such installation are included in the prices and fees for the Initial System set forth in Schedule A.

3. The provision of any other installation by Nortel and the charges associated therewith shall be as subsequently agreed in writing by Nortel and Buyer.

4. The parties agree to mutually coordinate the installation and testing of the Products in a timely fashion to minimize any disruptions to the Buyer's business activities and intereference with other contractors.

TRAINING

1. With each Initial DMS 300/250 System furnished hereunder, Nortel shall provide to Buyer at no additional charge One Hundred (100) days of training at a Nortel Training Center. Such training shall be in any of the courses scheduled to be provided at that Training Center as set forth in NTI's applicable Technical Training Course catalog with respect to the Products described in Schedule A to this Product Attachment.

2. Buyer shall be responsible for the payment of all travel and living expenses of its employees whom Buyer sends to receive such training.

3. Additional Training in such courses shall be provided by Nortel to Buyer subject to availability and scheduling of such courses. NTI may change the schedule of such courses at any time. Such additional training shall be provided at NTI's then-current charges.

4. All training provided by NTI shall consist of such materials and cover such subject as NTI in its sole discretion determines to be appropriate. Nortel makes no representation concerning the ability of anyone to satisfactorily complete any training.

5. Nortel may add to, or delete from, the subject matter and or medium of any of the training courses which NTI provides. In addition, NTI may reschedule such courses as NTI determines to be appropriate.

6. The availability of any training to Buyer as set forth above shall be subject to any prerequisites identified by NTI in its training catalog or other documentation with respect to such training.

ADDITIONAL SERVICES

1. All other services to be furnished hereunder shall be subject to written agreement of the parties which shall set forth the terms and conditions applicable to the provision of such services and a description of such services and the charges for such services.

                                   SCHEDULE C

                                    DELIVERY

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                   SCHEDULE D

                                 DOCUMENTATION

Certain documentation with respect to the Products shall be made available to Buyer on CD-ROM pursuant to the terms and conditions set forth below.

In addition, Nortel may furnish to Buyer such other documentation with respect to the Products as Nortel deems appropriate.

HELMSMAN TERMS AND CONDITIONS

1.        DEFINITIONS

"CD-ROM" shall mean a compact disk with read-only memory.

"CD-ROM Software" shall mean the computer programs which provide basic logic, operating instructions or user-related application instructions with respect to the retrieval of CD-ROM Documentation, along with the documentation used' to describe, maintain and use such computer programs.

"CD-ROM Documentation" shall mean the documentation that Nortel makes available to its customers on CD-ROM with respect to DMS-250, DMS-300, DMS-300/250 and/or DMS-STP Systems.

2. SCOPE

With the delivery of each Initial System ordered by Buyer, Nortel shall deliver a CD-ROM on which the appropriate CD-ROM Documentation is contained and a user manual which shall set forth the procedures by which Buyer may use the CD-ROM Software to access to the CD-ROM Documentation.

Buyer shall be solely responsible for obtaining, at its cost and expense, any computer or other equipment and software required to use the CD-ROM, CD-ROM Software and/or CD-ROM Documentation.

Buyer may order additional CD-ROMs from Nortel at Nortel's then current fees therefor, and any such additional CD-ROMs shall be subject to these terms and conditions.

3. LICENSE

Upon  delivery  of the  CD-ROM,  Nortel  shall  grant to Buyer a  non-exclusive,
non-transferable  and  non-assignable  license,   subject  to  these  terms  and
conditions:

(a) to use CD-ROM Software solely to access to the CD-ROM Documentation; and

(b) to use the CD-ROM Documentation solely to operate and maintain the Initial System with which it was delivered.

Buyer acknowledges that, as between Nortel and Buyer, Nortel retains title to and all other rights and interest in the CD-ROM Software and CD-ROM Documentation. Buyer shall not modify, translate or copy the CD-ROM Software or CD-ROM Documentation without Nortel's prior written consent. Buyer shall hold secret and not disclose to any person, except Buyer's employees with a need to know, any of the CD-ROM Software or CD-ROM Documentation.

Buyer shall not sell, license, reproduce or otherwise convey or directly or indirectly allow access to the CD-ROM Software or CD- ROM Documentation to any other person, firm, corporation or other entity.

Except to the extent expressly set forth in this Schedule D, Nortel shall have no obligations of any nature whatsoever with respect to the CD-ROM Software or the CD-ROM Documentation.

4.        DISCLAIMER OF WARRANTY AND LIABILITY

NORTEL MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY NATURE WHATSOEVER WITH RESPECT TO THE CD-ROM, CD-ROM SOFTWARE, CD-ROM DOCUMENTATION OR ANY INFORMATION CONTAINED ON ANY OF THE FOREGOING OR ANY RESULTS OR CONCLUSIONS REACHED BY BUYER AS A RESULT OF ACCESS TO OR USE THEREOF, OR WITH RESPECT TO ANY OTHER MATTER OR SERVICE PROVIDED BY NORTEL, WHETHER STATUTORY, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR AGAINST INFRINGEMENT. NORTEL SHALL NOT BE LIABLE FOR ANY DIRECT, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY NATURE WHATSOEVER INCLUDING ANY SUCH DAMAGES WHICH MAY ARISE OUT OF THE USE OF OR INABILITY TO USE OR ACCESS THE CD-ROM, THE CD-ROM SOFTWARE, THE CD-ROM DOCUMENTATION, AND FURTHER INCLUDING LOSS OF USE, REVENUE, PROFITS OR ANTICIPATED SAVINGS REGARDLESS OF HOW SUCH DAMAGES MAY HAVE BEEN CAUSED.

5.        GENERAL

Nothing contained in this Schedule D shall limit, in any manner, Nortel's right to change the CD-ROM Software or CD-ROM Documentation or the design or characteristics of Nortel's Products at any time without notice and without liability.